EXHIBIT 4.4
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                 CONSULTANT AGREEMENT
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CONSULTANT AGREEMENT, dated as of June 1, 2000, between
Unico, Inc., a Delaware corporation (the "Company") and
Joel P. Sens, (the "Consultant").    The parties hereto
agree as follows:
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1.  Consulting.
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     (a) Agreement to Consult.  Upon the terms and
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subject to the conditions of this Agreement, the Company
shall hereby hire the Consultant and the Consultant
hereby agrees to be hired by the Company.
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     (b) Term of Consulting.  The Company shall hire the
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Consultant to begin non-exclusive Consulting with the
Company pursuant to the terms hereof for the period
commencing June 1, 2000 (the "Start date"), which shall
be the earliest date reasonably possible for Consultant,
and ending August 31, 2000 provided that the Consultant's
consulting with the Company shall be deemed to be
automatically renewed upon the same terms and conditions for an additional three months period unless either party hereto shall have given the other party written notice that such
party does not intend to renew the Agreement as of such date at least thirty (30) days in advance of the date on which
this Agreement would otherwise automatically be renewed.
The period during which the Consultant is hired pursuant to
this Agreement including any renewal thereof in accordance
with this Section (1)(b), shall be referred to as the
Consulting Period."
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2.  Consulting work.
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     During the Consulting Period, the Consultant shall
act as a Market Researcher and finder of available and
viable acquisition candidates within High Technology and E-Commerce. The Consultant shall have the duties, responsibilities and obligations customarily assigned to
individuals serving in the position or positions in which
the Consultant serves hereunder. The Consultant shall report to the CEO of the Company.  Rights to all tangible,
intangible and intellectual property including, but not
limited to Copyrights, Patents and Trade Marks that the
Consultant produces during the Consultant period belongs and will after any termination of the Consulting period belong
to the Company, and the Consultant and the Company hereby
agree to draft a detailed agreement at a later stage in
regard to that matter.  The Consultant shall not devote
his full time to the services required of him hereunder,
except for vacation time and reasonable periods of
absence due to sickness, personal injury or other
disability, and shall use her best efforts, judgment,
skill and energy to perform such services in a manner
consonant with the duties of his position and to improve
and advance the business and interests of the Company.
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3.  Compensation Fee.
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The Company shall pay the Consultant a fee of 37,500
shares of Registered stock of the Company (OTC BB:UICO).
Following any renewal of the Consultant agreement that
parties hereto agree to renegotiate the number of shares, a
lump sum, or a combination of both as the case may be.  The
Consultant agrees to voluntarily sign a lock-up agreement
for 60 calendar days in regard to 25,000 of the Unico
shares.  The balance of 12,500 shares will have no lock-up
period.  The lock-up agreement will be filed with Unico's
Stock transfer Agent, Olde Monmouth Stock Transfer Company,
Inc.
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4. Non-competition and Confidentiality.
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     (a) Non-competition.  If the Consultant's Consulting
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with the Company terminates during the Consulting Period
for any reason the Consultant shall not become associated
with any entity, whether as a principal, partner,
employee, consultant or shareholder (other than as a
holder of not in excess of 1% of the outstanding voting
shares of any publicly traded company), that is actively
engaged in the any business that directly competes with
any business, that at the time of termination, The
Company was actively engaged in during a period of three
years (Restriction Period).
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     (b) Confidentiality.  Without the prior written
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consent of the Company, except for disclosures of
Confidential Information (as defined below) in the
ordinary course of business that, individually and in the
aggregate, are not materially injurious to the Company or
any of its subsidiaries, and except to the extent
required by an order of a court having competent
jurisdiction or under subpoena from an appropriate
government agency, the Consultant shall not disclose any
trade secrets, customer lists, computer programs,
drawings, designs, marketing or sales plans, management
organization information (including data and other
information relating to members of the Board or
management), operating policies or manuals, business
plans, financial records or other financial, commercial,
business or technical information relating to the Company
or any of its subsidiaries or information designated as
confidential or proprietary that the Company or any of
its subsidiaries may receive belonging to suppliers,
customers or others who do business with the Company or
any of its subsidiaries (collectively, "Confidential
Information") to any third person unless such
Confidential Information has been previously disclosed to
the public by the Company or is in the public domain
(other than by reason of the Consultant's breach of this
Section  4(b)). If the Consultant receives an order of a
court or a subpoena requiring the Consultant to disclose
any Confidential Information, as described above, the
Consultant shall promptly deliver a copy of such order or
subpoena to the Company and the Company shall use its
best efforts to assist the Consultant in responding
thereto.
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     (c) Company Property.  Promptly following the
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Consultant's termination of Consulting, the Consultant
shall return to the Company all property of the Company,
and all copies thereof in the Consultant's possession or
under his control, including, without limitation, all
Confidential Information, in whatever media.
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     (d) Non-solicitation of Employees.  During the
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Consulting Period and the Restriction Period, the
Consultant shall not directly or indirectly induce any
employee of the Company or any of its subsidiaries to
terminate Consulting with such entity, and will not
directly or indirectly, either individually or as owner,
agent, employee, consultant or otherwise, employ or offer
Consulting to any person who is or was hired by the
Company or a subsidiary thereof unless such person shall
have ceased to be hired by such entity for a period of at
least six months.
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     (e) Injunctive Relief with Respect to Covenants. The
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Consultant acknowledges and agrees that the covenants and
obligations of the Consultant with respect to non-
competition, non-solicitation, confidentiality and
Company property relate to special, unique and
extraordinary matters and that a violation of any of the
terms of such covenants and obligations will cause the
Company and its subsidiaries irreparable injury for which
adequate remedies are not available at law. Therefore,
the Consultant agrees that the Company and its
subsidiaries shall be entitled to an injunction,
restraining order or such other equitable relief (without
the requirement to post bond) as a court of competent
jurisdiction may deem necessary or appropriate to
restrain the Consultant from committing any violation of
the covenants and obligations contained in this Section
4. These injunctive remedies are cumulative and are in
addition to any other rights and remedies the Company or
its subsidiaries may have at law or in equity.
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5. Miscellaneous.
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     (a) Binding Effect.  This Agreement shall be binding
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on the Company and any person or entity which succeeds to
the interest of the Company (regardless of whether such
succession occurs by operation of law, by reason of the
sale of all or a portion of the Company's stock or assets
or a merger, consolidation or reorganization involving
the Company).
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     (b) Assignment.  Except as provided under Section 5
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(a) above, neither this Agreement nor any of the rights
or obligations hereunder shall be assigned or delegated
by either party hereto without the prior written consent
of the other party.
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     (c) Entire Agreement.  This Agreement supersedes any
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and all prior agreements between the parties hereto, and
constitutes the entire agreement between the parties
hereto with respect to the matters referred to herein,
and no other agreement, oral or otherwise, shall be
binding between the parties unless it is in writing and
signed by the party against whom enforcement is sought.
There are no promises, representations, inducements or
statements between the parties other than those that are
expressly contained herein. The Consultant acknowledges
that he is entering into this Agreement of his own free
will and accord, and with no duress, that he has read
this Agreement and that he understands it and its legal
consequences.  No parole or other evidence may be
admitted to alter, modify or construe this Agreement,
which may be changed only by a writing signed by the
parties hereto.
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     (d) Severability; Reformation.  In the event that
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one or more of the provisions of this Agreement shall
become invalid, illegal or unenforceable in any respect,
the validity, legality and enforceability of the
remaining provisions contained herein shall not be
affected thereby. In the event any provision or Section
of this agreement is not enforceable in accordance with
its terms, the Consultant and the Company agree that such
Section, or such portion of such Section, shall be
reformed to make it enforceable in a manner which
provides the Company the maximum rights permitted under
applicable law.
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     (e) Waiver.  Waiver by either party hereto of any
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breach or default by the other party of any of the terms
of this Agreement shall not operate as a waiver of any
other breach or default, whether similar to or different
from the breach or default waived. No waiver of any
provision of this Agreement shall be implied from any
course of dealing between the parties hereto or from any
failure by either party hereto to assert their rights
hereunder on any occasion or series of occasions.
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     (f) Notices.  Any notice required or desired to be
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delivered under this Agreement shall be in writing and
shall be delivered personally, by courier service, by
registered mail, return receipt requested, or by telecopy
and shall be effective upon dispatch to the party to whom
such notice shall be directed, and shall be addressed as
follows (or to such other address as the party entitled
to notice shall hereafter designate in accordance with
the terms hereof):
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If to the Company:
                      Unico, Inc.
                      Harbor Park
                      333 Ludlow Street
                      Stamford, CT 06902
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If to Joel P. Sens:
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     (g) Amendments.  This Agreement may not be altered,
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modified or amended except by a written instrument signed
by each of the parties hereto.
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     (h) Headings.  Headings to sections in this
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Agreement are for the convenience of the parties only and
are not intended to be part of or to affect the meaning
or interpretation hereof.
     (i) Counterparts.  This Agreement may be executed in
counterparts, each of which shall be deemed an original
but both of which together shall constitute one and the
same instrument.
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     (j) Withholding.  Any payments provided for herein
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shall be reduced by any amounts required to be withheld
by the Company from time to time under applicable
Federal, state or local income or Consulting tax laws or
similar statutes or other provisions of law then in
effect.
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     (k) Governing Law.  This Agreement shall be governed
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by the laws of the State of Connecticut, without
reference to principles of conflicts or choice of law
under which the law of any other jurisdiction would
apply.
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6.  Termination.  The Company retains the option of
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terminating this Agreement at any time for whatever
reason.  Upon such termination, any undelivered portion
of the shares pursuant to Clause 3. of this Agreement
will, without further claim or recourse from the
Consultant, not be delivered.
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IN WITNESS WHEREOF, the Company has caused this Agreement
to be executed by its duly authorized officer and the
Consultant has hereunto set her hand as of the day and
year first above written.
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Unico, Inc.
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By: /s/ Jay R. Weppler
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        Jay R. Weppler
        Chairman, President and CEO
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The Consultant:
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/s/ Joel P. Sens
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    Joel P. Sens
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